Exhibit 99.1



                    AMENDED AND RESTATED CONSULTING AGREEMENT
                    -----------------------------------------

         AMENDED AND RESTATED CONSULTING AGREEMENT (the "Agreement"), dated as of November 8, 2007 (the "Effective Date"), between Sapient Corporation, a Delaware corporation ("Sapient" or the "Company"), and Jerry A. Greenberg ("Greenberg").

         WHEREAS, Greenberg co-founded Sapient and served as Chief Executive Officer and Co-Chairman of the Board of Sapient from its inception until October 16, 2006 (the "Resignation Date") and contributed enormously to the success of Sapient since its inception;

         WHEREAS, since the Resignation Date, Greenberg has provided consulting services to Sapient, from time to time, under the Consulting Agreement between Sapient and Greenberg dated as of the Resignation Date (the "Initial Consulting Agreement"); and

         WHEREAS, Greenberg has provided valuable insight and input to the Company pursuant to the Initial Consulting Agreement; and

         WHEREAS, Sapient desires that Greenberg continue as a consultant to Sapient with respect to providing the Company certain strategic advice and believes that his provision of such consulting services is in the best interests of the Company's stockholders; and

         WHEREAS, Greenberg believes in the Company's market positioning and long-term growth potential, and desires to provide such consulting services;

         NOW THEREFORE, in order to effect the foregoing, the parties hereto are entering into this Agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. General. Sapient hereby agrees to engage Greenberg as a consultant to Sapient, and Greenberg hereby agrees to perform consulting services for Sapient on the terms and conditions set forth herein.

         2. Term. The term of this Agreement shall commence as of the date hereof (the "Effective Date") and terminate on the second anniversary of the Effective Date, unless otherwise terminated by either party pursuant to Section 9 (the "Term").


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         3.    Duties; Responsibility. From time to time during the Term,
Greenberg shall render consulting services hereunder with respect to providing strategic advice to the Company (the "Services"). The Services shall be performed, as may be reasonably requested by Sapient and taking into account Greenberg's other business and personal commitments, at times mutually determined by Sapient and Greenberg. The Services may include, but are not limited to, advising Sapient in respect of strategic planning and market positioning, among other matters. The Services shall be performed only at the request of, and under the direction of, the Company's Chief Executive Officer, and Greenberg shall be responsible solely to him for delivering the Services.

         4. Place of Performance; Executive Assistant; Independent Contractor Status. Greenberg shall perform the Services at such locations as are reasonably acceptable to both him and Sapient. Greenberg shall be entitled to utilize the service, as may be reasonably requested by Greenberg and on an "as available basis," of his former executive assistant or, if such executive assistant leaves the employ of Sapient or is terminated, a replacement executive assistant having comparable qualifications. Greenberg shall not be an employee of Sapient but shall be an independent contractor.

         5.    Compensation.

               (a) Annual Retainer; Responsibility for Taxes. During the Term, Sapient shall pay to Greenberg, as compensation for the Services, a consulting fee of Two Hundred Thousand Dollars (USD $200,000) per year (the "Annual Retainer"), payable in equal monthly installments on the monthly anniversary of the Effective Date. In the event this Agreement is terminated pursuant to
Section 9 prior to the second anniversary of the Effective Date, the Annual Retainer shall be prorated through the date of such termination. As an independent contractor, Greenberg shall be responsible for payment of all taxes for remuneration received under this Agreement, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

               (b) Business Expenses. Sapient shall reimburse Greenberg at actual cost for all business expenses reasonably incurred by him in connection with his performance of the Services.

               (c) Group Medical Benefits. Greenberg shall be entitled to continue any existing group medical benefits he may have elected under Section 5(c) of the Initial Consulting Agreement, subject to the terms thereof.

         6.    Confidential Information/Documents.

               (a) Greenberg agrees that any material nonpublic information concerning the business and affairs of Sapient ("Confidential Information") shall be treated by Greenberg in full confidence and shall not be revealed to any other individual, partnership, company or other organization except: (i) to those third parties who have independently been granted lawful possession of such Confidential Information by the Company (through no wrongdoing on the part of such third party or any agent of Sapient); (ii) to those legal, financial and


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tax advisers to Greenberg who have a "need to know" such Confidential
Information in the performance of their duties to Greenberg, provided that such advisers hold such Confidential Information in accordance with the provisions of
Section 6 of this Agreement; or (iii) as may be required by law, as directed by any regulatory authority or by order of any court. Prior to disclosing any Confidential Information to a court or other governmental authority, Greenberg shall notify Sapient so that Sapient may protect any rights it may have, including by seeking a protective order or other appropriate remedy or relief.

               (b) Greenberg shall comply with the policies and procedures of Sapient for protecting Confidential Information, including but not limited policies and procedures therefor stated in the Company's Insider Trading Policy (General), and shall not use any Confidential Information for his own benefit or gain. For the avoidance of doubt, the parties acknowledge and agree that Greenberg's entry into this Agreement shall not cause him to become subject to the Sapient Trading "Blackout" Policy.

               (c) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of Sapient and any copies, in whole or in part, thereof, which Greenberg possesses or controls during any portion of the Term in connection with the Services (the "Documents"), whether or not prepared by Greenberg, shall be the sole and exclusive property of Sapient. Greenberg shall safeguard all Documents and shall surrender to Sapient at the expiration or termination of this Agreement, or at such earlier time or times as the Chief Executive Officer or his designee may specify, all Documents then in Greenberg's possession or control. For the avoidance of doubt, the parties acknowledge and agree that personal files and documents unrelated to the business of Sapient are not Documents, even if such files and documents may have been transmitted via the e-mail address provided to Greenberg as an independent contractor to the Company.

               (d) The provisions of Section 6 of this Agreement shall continue to apply after the Term of this Agreement (regardless of the reason for the Term's expiration or termination).

         7. Restrictive Covenants. Greenberg shall not, during the Term, without the prior written approval of the Chief Executive Officer and the Chairman of the Company's Board of Directors, directly or indirectly become an officer, employee, agent, partner or director of, or serve as a consultant for any other business that competes with Sapient and shall not undertake any planning for any business competitive with Sapient.

         8.    Successors; Binding Agreement.

               (a) This Agreement shall be binding on Sapient's successors, and Sapient shall require any successor to all or substantially all of the business or assets of Sapient to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sapient would be required to perform it if no such succession had taken place. Except pursuant to the foregoing sentence, neither Greenberg nor Sapient shall be permitted to assign this Agreement or any rights or obligations hereunder.


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               (b)   This Agreement and all rights of Greenberg hereunder shall inure to the benefit of and be enforceable by Greenberg's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by Greenberg.

         9. Termination. Greenberg's engagement as a consultant hereunder and the Term may be terminated by either Sapient or Greenberg at any time upon at least 30 days' written notice to the other party hereto. The Term shall terminate automatically on the death or Disability of Greenberg. "Disability" shall mean an illness, injury or other incapacitating condition as a result of which, in the Company's sole determination, Greenberg is unable to perform the Services required to be performed during the Term for a continuous period of forty-five (45) days. The Company shall reimburse Greenberg for expenses that are reimbursable hereunder, within thirty (30) days after such termination date.

         10. Modification; Waiver; Discharge. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         12. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         13. Governing Law. The validity, interpretation, construction and performance of this Agreement and any disputes between the parties relating to this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including, without limitation, the Initial Consulting Agreement, except for the following obligations thereunder, which shall survive the termination of the Initial Consulting Agreement: (a) Greenberg's obligations with respect to Confidential Information thereunder; and (b) the Company's obligations with respect to any consulting fees or expenses due thereunder that remain unpaid on the Effective Date of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                       SAPIENT CORPORATION


                                       By:  /s/ Alan J. Herrick
                                          --------------------------------------
                                          Alan J. Herrick
                                          President and Chief Executive Officer



                                            /s/ Jerry A. Greenberg
                                          --------------------------------------
                                          Jerry A. Greenberg